EXHIBIT 10.24

CONVERTIBLE PROMISSORY NOTE

$50,000	8/27/2003

FOR VALUE RECEIVED, the undersigned, DIASYS CORPORATION ("Maker") hereby promises to pay to the order of Howard Bloom ("Payee") on demand, but no later than June 1, 2023, at the address set forth below or at such other place as may be designated in writing by Payee, or its successors or assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifty Thousand and No/100 Dollars ($50,000), with interest thereon at the rate of eight percent (8%) per annum from the date hereon.

1.	Repayment. Repayment of principal and accrued interest on this Convertible Promissory Note ("Note") prior to demand shall be in such amount and at such times in the sole discretion of Maker. Payments hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance of this Note.

2.	Payment of Interest. Interest payable on this Note shall be calculated on the basis of one year of three hundred sixty five (365) days for the number of days elapsed from the date hereon except to the extent included in the "Amount" as set forth in paragraph 3, below.

3.	Conversion. At any time, Payee may elect ("Election") to have the outstanding principal amount under this Note plus such amount of any accrued but unpaid interest thereon ("Amount") converted into that number of shares of Common Stock of Maker having a conversion rate of $0.40 per share ("Conversion Option"). At any time prior to full payment of this Note, Payee may make an Election by providing written notice to Maker ("Election Notice"). The Election Notice shall (i) specify the Amount for which Payee desires to make the Election for the Conversion Option and (ii) be accompanied by this Note. Upon consummation of the conversion, Maker shall cause to be issued and delivered to Payee the requisite number of shares of Common Stock of Maker. If the Amount for which an Election is made represents a portion of the principal and interest then due and owing under this Note, upon consummation of the conversion, Maker shall deliver to Payee a replacement Convertible Promissory Note (in form and substance similar to this Note) for amount of principal and interest which remains owed to Payee as of the date of the Election. If the Amount for which an Election is made represents the total principal and interest then due and owing under this Note, upon consummation of the conversion, this Note shall be deemed cancelled and paid in full, and the Common Stock issued shall be deemed fully paid and non assessable.

4.	Conversion Privilege. The Conversion Privilege set forth in Paragraph 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

5.	Prepayment. Maker shall have the right to prepay this Note without penalty or premium at any time, including by means of Payee's cancellation of all or a portion of amounts owed by Maker pursuant to this Note.

6.	Events of Default and Remedies. Anyone or more of the following events shall be an "Event of Default" under this Note:

(a)	failure of Maker to make any payment of principal or interest under this Note as and when the same becomes due and payable in accordance with the terms hereof, which failure is not cured within ten (10) business days after notice thereof to Maker;

(b)	maker applies for, consents to or acquiesces in the appointment of, a trustee, receiver or other custodian for itself or a substantial part of its property; or makes an assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of its property, and the continuance of such decree or order remains in effect for a period of ninety (90) consecutive days; or

(c)	relief is sought by Maker by legal action pursuant to any insolvency or bankruptcy law; or any dissolution or liquidation proceeding is commenced in respect to Maker; or Maker takes any action to authorize, or in furtherance of, any of the foregoing.

In case anyone or more Event of Default hereunder shall happen and be continuing for a period of ten (10) days following the mailing or personal delivery by Payee to Maker of written notice specifying that an Event of Default. has occurred: (i) the entire unpaid principal balance hereof and all accrued and unpaid interest thereon shall, at the option of the Payee, immediately become due and payable; and (ii) Payee may proceed to protect and enforce Payee's rights either by suit in common law or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note, or in the aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Payee.

7.	Voting Rights. Payee shall not, solely by virtue of ownership of this Note, be entitled to any rights whatsoever, of a stockholder of Maker, including but not limited to voting rights.

8.	Purchase for Investment. Payee has advised Maker that if Payee acquires Common Stock of Maker on account of a conversion as provided in paragraph 3, Payee is acquiring such other securities for investment and not with a view to, or for sale in connection with, the distribution of any such other securities.

9.	Restricted Securities. Payee understands and acknowledges that any shares of Common Stock of Maker received by Payee upon an Election will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Maker in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 (the "Act"), only in certain limited circumstances. Payee represents that he is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Payee understands the certificates evidencing the Common Stock may bear one or all of the following legends:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY ST ATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT IN THE VARIOUS STATES OR OTHER JURISDICTIONS OR AN EXEMPTION FROM REGISTRATION EXISTS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION STATING THAT THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE LAWS OF THE VARIOUS STATES AND OTHER JURISDICTIONS.

10.	Transfer. Payee covenants that this Note has been acquired for investment. The Note cannot be sold or otherwise transferred by Payee or any other person, including a pledgee, in the absence of a registration of the Note under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory of Maker that an exemption from registration is then available. No transfer of the Note shall be effective unless Maker is notified of such transfer, and unless such transfer is registered on the records of Maker. The Note is not a negotiable instrument and any transferee is not a holder in due course within the meaning of the Illinois Uniform Commercial Code, and shall be subject to any and all defenses that would be assertable against any transferor.

11.	Notices. All notices or other communications hereunder to either party shall be in writing and, if mailed, shall be deemed to be given on the third business day after the date when deposited in the United States mail, by registered or certified mail, postage prepaid, addressed as follows:

(a)	If to Maker:	DIASYS CORPORATION
81 West Main St., Fifth Floor
Waterbury, Connecticut 06702

(b)	If to Payee:	Howard Bloom

12.	Presentment; Demand; Dishonor. Maker hereby waives presentment for payment, demand, notice of non-payment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note.

13.	Waiver. No delay or omission on the part of Payee in exercising any rights or remedies contained herein shall operate as a waiver of such right or remedy or of any other right or remedy, and no singular or partial exercise of any right or remedy shall preclude any other further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on anyone occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or partial exercise shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

14.	Severability. In the event that any provision of this Note is deemed to be invalid by reason of the operation of any law, this Note shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

15.	Binding Effect. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Payee and Maker.

16.	Amendment. This Note may not be changed of amended orally, but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

17.	Governing Law. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects. The parties hereto consent to the state or federal courts located in Illinois as the sole and exclusive forum for resolution of disputes hereunder.

                       IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first written above.

DIAYSYS CORPORATION

S/MORRIS SILVERMAN
By: Morris Silverman
Its: Chairman